UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 31, 2016
DATE OF EARLIEST EVENT REPORTED: March 29, 2016

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733-2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 29, 2016, PEDEVCO Corp. and its wholly-owned operating subsidiary Red Hawk Petroleum, LLC (together, the “Company”), entered into a Settlement Agreement (the “Settlement Agreement”) with Dome Energy AB (“Dome AB”), Dome Energy, Inc., a wholly-owned subsidiary of Dome AB (“Dome US”), and VistaTex Energy LLC, a wholly-owned subsidiary of Dome US (“VistaTex,” and together with Dome AB and Dome US, “Dome Energy”), pursuant to which the Company and Dome Energy agreed to settle and resolve all outstanding matters related to the following:  (i) their previously contemplated business combination (the “Dome Merger”) pursuant to that certain Agreement and Plan of Reorganization, dated May 21, 2015 (as amended from time to time, the “Dome Merger Agreement”), which was terminated effective December 29, 2015; (ii) that certain Service Agreement, dated March 24, 2015, entered by and between Red Hawk and Dome AB (the “Service Agreement”), pursuant to which Red Hawk agreed to provide certain human resource augmentation and accounting services to Dome AB, and pursuant to which $155,980 remained due and payable by Dome AB to Red Hawk (the “Services Amount Due”); (iii) that certain assignment, effective November 18, 2015 (the “Prior Assignment”), by Red Hawk to Dome AB of certain wellbore interests (the “Wellbores”), and related drilling, completion and operational costs and expenses related thereto, which Prior Assignment was more fully described by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2015; and (iv) certain other matters related thereto.

Pursuant to the Settlement Agreement, (i) Dome AB reconveyed the Wellbores to Red Hawk, effective November 18, 2015 (the “Reconveyance”), with Red Hawk becoming responsible in full for all drilling, completion and operational costs and expenses incurred or to be incurred with respect to the Wellbores (which the Company plans to fund pursuant to a debt financing the Company is currently in the later stages of consummating, although no guarantees can be made that it will close), and with Red Hawk entitled to all related revenues, with respect to the Wellbores from initial production thereof, (ii) the parties agreed to terminate and cancel the Service Agreement effective December 21, 2015, and Dome Energy agreed to pay to Red Hawk on May 2, 2016, the amount of $50,000 in full satisfaction of any amounts due and owing under the Service Agreement, with all remaining Services Amount Due forgiven by Red Hawk, subject to the terms and conditions of the Settlement Agreement, and (iii) Dome Energy and the Company mutually released each other, and their respective predecessors and successors in interest, parents, subsidiaries, affiliates, and assigns; and past and present officers, directors, managers, shareholders, members, agents, representatives, servants, employees, and attorneys, from all liability related to the foregoing and matters related thereto except as expressly provided under the Settlement Agreement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the discussion under Item 1.01 above with respect to the Reconveyance and related agreements, which is incorporated herein by reference.  Upon reacquisition of the Wellbores from Dome AB, Red Hawk is now obligated to fund its proportionate share of all working interest owner expenses with respect to such acquired interests, which the Company plans to fund pursuant to a debt financing the Company is currently in the later stages of consummating, although no guarantees can be made that it will close.  The aggregate drilling and completion costs for these eight (8) Wellbores and allocable to Red Hawk’s proportionate interest is approximately $5.1 million, which Red Hawk is now responsible for paying as the new working interest owner.  Pursuant to the terms of the operating agreement entered into between the operator and Red Hawk, payment is due in full within fifteen (15) days of bill receipt, with unpaid amounts bearing interest compounded monthly at the prime rate plus three percent (3%), plus collection costs (if any).

ITEM 7.01 REGULATION FD DISCLOSURE.

On March 31, 2016, the Company issued a press release announcing the Reconveyance of the Wellbores to Red Hawk by Dome AB (each as defined in Item 1.01, above), and related matters, as described above in Items 1.01 and 2.03 of this Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
10.1*	Settlement Agreement, dated March 29, 2016, by and among PEDEVCO Corp., Red Hawk Petroleum, LLC, Dome Energy AB, Dome Energy, Inc., and VistaTex Energy LLC
99.1**	Press Release, dated March 31, 2016
* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: March 31, 2016	By:	/s/Frank C. Ingriselli
Frank C. Ingriselli
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Settlement Agreement, dated March 29, 2016, by and among PEDEVCO Corp., Red Hawk Petroleum, LLC, Dome Energy AB, Dome Energy, Inc., and VistaTex Energy LLC
99.1**	Press Release, dated March 31, 2016
* Filed herewith.
** Furnished herewith.